Exhibit 99.4

Compensation Arrangements for Thomas G. Yetter
February 15, 2006

The following is a summary of the compensation arrangement as of February 15, 2006 for Thomas G. Yetter in his capacity as Treasurer and Interim Chief Financial Officer of the Company.

Annual Base Salary. $162,500.

Annual and Long-Term Incentive Compensation Plans. Participation in the FFE Transportation Services, Inc. Management Phantom Stock Plan, the 2005 Stock Incentive Plan and the FFE Transportation Services 1992 Phantom Stock Plan.

Benefit Plans and Other Arrangements. Mr. Yetter participates in the Company's broad-based programs including health, disability and life insurance programs, the Frozen Food Express Industries, Inc. 401 (k) Savings Plan, the Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan and the FFE Transportation Services, Inc. 401 (k) Wrap Plan. He participates in the Key Employee Supplemental Medical Plan.

Perquisites. Mr. Yetter participates in certain programs offered by the Company, including $300 per month automobile allowance, and a Holiday bonus equal to one weeks annual base salary.